UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

May 22, 2006
(Date of earliest event reported)

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Magnum d'Or Resources, Inc.
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(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-3189	98-0215222
(Commission File Number)	(IRS Employer Identification No.)

1719 International Trade Centre
11-19 Sha Tsoi Road
Tsuen Wan, N.T. Hong Kong
The People's Repubilc of China

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(Address of Principal Executive Offices and zip code)

011-86-757-83660683
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(Registrant's telephone number, including area code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Appointment of  Principal Officers

Effective May 12, 2006, the Board of Directors of Magnum d’Or Resources Inc. accepted the resignation of Mr. Reno J. Calabrigo as a director of the Corporation.

Mr. Reno J. Calabrigo resigned as director of Magnum for personal reasons, and not because of any disagreement with Magnum concerning its operations, policies or procedures.

Because Mr. Reno J. Calabrigo resigned as director of Magnum, the remaining directors appointed Mr. Ka Suen Chau to become a member of the Board of Directors of Magnum to fill the vacancy on the Board of Directors. Mr. Calabrigo will continue to assist Magnum in a consulting capacity regarding the mining properties of the Corporation in Mongolia.

Mr. Ka Suen Chau, age 58, has been the director and manager of Hong Kong Up-World Industrial Limited since 1996. From 1994 to 1996, he was manager of the Trading & Investment China Division of Hong Kong Shun Cheong Group (Holdings) Co., Ltd. From 1991 to 1994, he was the manager of Shenzhen Shenhua Industry & Trade Group. From 1983 to 1990, he was the manager of Shenzhen Import & Export Trading Group. He graduated from Guangdong Shangye School with a degree in hardware & electrical appliance in 1968; from 1980 to 1981, he studied mathematics in Guangzhou Yeyu University.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2006	Magnum d'Or Resources, Inc.

/s/ Sun Shaojun
Sun Shaojun, Vice President